UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

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RVUE HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

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Nevada	000-54348	94-3461079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 North York Street
Elmhurst, Illinois	60126
(Address of Principal Executive Offices)	(Zip Code)

(312) 361-3368

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mark Pacchini

rVue Holdings, Inc. (the “Company”) has entered into an amended and restated Employment Agreement with Mark Pacchini, its Chief Executive Officer, effective August 6, 2015 (the “Employment Agreement”).  The Employment Agreement amends and restates, and replaces, the employment agreement dated July 1, 2013 previously in place between the Company and Mr. Pacchini.

The Employment Agreement provides for a three (3) year initial term (the “Initial Term”), and automatic successive one (1) year renewal terms, absent an election not to renew by the Company or Mr. Pacchini.

Mr. Pacchini’s base salary is set at $48,000 per year during the Initial Term, subject to increases ranging from $48,000 per year to $144,000 per year during the Initial Term in the event that the Company achieves certain milestones set forth in the Employment Agreement.  Following the Initial Term, his base salary will be as determined by the Board of Directors upon the recommendation of the Compensation Committee.

The Employment Agreement provides for discretionary cash bonuses payable to Mr. Pacchini as determined by the Board of Directors.  It also provides for mandatory cash bonuses payable to Mr. Pacchini, ranging from $750,000 to $1,750,000, in the event of a sale of the Company or its business that satisfies the valuation targets set forth in the Employment Agreement.

The Employment Agreement also provides for three potential option grants to Mr. Pacchini of 2,750,000, 3,250,000 and 3,750,000 options, upon on the Company’s achievement or nonachievement of three separate fiscal year revenue milestones set forth in the Employment Agreement.  All such options are subject to vesting over a period of two years following each of the applicable grant dates and to acceleration in the event of a qualifying sale of the Company.

The Employment Agreement provides for non-competition and non-solicitation covenants during Mr. Pacchini’s employment and for a one-year period thereafter.

The foregoing description of the Employment Agreement is qualified in its entirety by the text of such agreement which is annexed to this Current Report as Exhibit 10.1.

Bonus Arrangements for Other Executives

The Employment Agreement also provides for mandatory cash bonuses payable to other executives of the Company, as designated by Mr. Pacchini, in the event of a sale of the Company or its business that satisfies the valuation targets set forth in the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by the text of such agreement which is annexed to this Current Report as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between the Company and Mark Pacchini, dated August 6, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

By:	/s/ Mark Pacchini
Mark Pacchini Chief Executive Officer

Date:  August 10, 2015

Index to Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between the Company and Mark Pacchini, dated August 6, 2015